SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                           PRAEGITZER INDUSTRIES, INC.
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                (Name of Registrant as Specified in its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:


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     2)   Aggregate number of securities to which transaction applies:


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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the
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     5)   Total fee paid:


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                           PRAEGITZER INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                November 5, 1999

TO THE SHAREHOLDERS OF PRAEGITZER INDUSTRIES, INC.:

     The Annual Meeting of the Shareholders of Praegitzer Industries, Inc., an Oregon corporation, will be held at 2:00 p.m., Pacific Time, on November 5, 1999, at The Governor Hotel, 611 S.W. Tenth at Alder, Portland, Oregon 97205, for the following purposes:

     1. Electing directors to serve for the following year and until their successors are elected; and

     2.   Transacting any other business that properly comes before the meeting.

     Only shareholders of record at the close of business on September 20, 1999 will be entitled to vote at the annual meeting.

     YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. You may attend the meeting in person even if you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting.


                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Robert L. Praegitzer
                                       CHIEF EXECUTIVE OFFICER
                                       AND CHAIRMAN OF THE BOARD

Tualatin, Oregon
October 25, 1999

                           PRAEGITZER INDUSTRIES, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                    --------

     The mailing address of the principal executive offices of the Company is 19801 SW 72nd Avenue, Tualatin, Oregon 97062. The approximate date this proxy statement and the accompanying proxy form are first being sent to shareholders is October 25, 1999.


     UPON WRITTEN REQUEST TO GINA O'NEILL, INVESTOR RELATIONS, ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT WILL BE PROVIDED, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K.


                     SOLICITATION AND REVOCABILITY OF PROXY

     The enclosed proxy is solicited on behalf of the Board of Directors of Praegitzer Industries, Inc., an Oregon corporation, for use at the Annual Meeting of Shareholders to be held on November 5, 1999 and at any adjournment thereof. The Company will bear the cost of preparing and mailing the proxy, proxy statement, and any other material furnished to shareholders by the Company in connection with the Annual Meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to beneficial owners of the stock held in their names.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by voting in person at the meeting. A shareholder who attends the meeting, however, is not required to revoke the proxy and vote in person. All valid, unrevoked proxies will be voted at the annual meeting in accordance with the instructions given.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The Common Stock is the only outstanding authorized voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the annual meeting is September 20, 1999. On that date there were 13,129,751 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights.

     The following table sets forth certain information regarding the beneficial ownership as of September 20, 1999 of the Common Stock by (i) each person known by the Company to own beneficially more than 5 percent of the Common Stock, (ii) each director and each director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

Beneficial Owner                                                  Number of Shares           Percentage of
                                                                Beneficially Owned (1)           Shares
----------------------------------------------------------------------------------------------------------
Robert L. Praegitzer.........................................        8,213,125(2)                62.55%
     19801 SW 72nd Avenue
     Tualatin, Oregon  97062

Mellon Bank Corporation (3)..................................        1,007,650(4)                 7.67%
     One Mellon Bank Center
     500 Grant Street
     Pittsburgh, PA  15258
Boston Group Holdings, Inc. (3)..............................          716,550(5)                 5.46%
     One Mellon Bank Center
     500 Grant Street
     Pittsburgh, PA  15258
The Boston Company, Inc (3)..................................          716,550(6)                 5.46%
     One Mellon Bank Center
     500 Grant Street
     Pittsburgh, PA  15258
Matthew J. Bergeron..........................................          177,849(7)                 1.35%
Robert J. Versiackas.........................................          195,692(8)                 1.49%
Gregory L. Lucas.............................................           31,250(9)                    *
James M. Buchanan............................................           34,369(10)                   *
Daniel J. Barnett............................................          110,703(11)                   *
Merrill A. McPeak............................................           16,999(12)                   *
Theodore L. Stebbins.........................................           21,666(13)                   *
Gordon B. Kuenster...........................................            4,999(14)                   *
All directors and executive officers as a group (11 persons).        8,844,210(15)               67.36%

--------------

*    Less than 1%

                                       2

(1) Shares that the person has the right to acquire within 60 days after September 20, 1999 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.

(2) Includes options to purchase 93,750 shares of Common Stock that are exercisable within 60 days after September 20, 1999 and excludes options to purchase 31,250 shares of Common Stock not exercisable within 60 days after September 20, 1999.

(3) The Company has relied upon the information contained in the Schedule 13G jointly filed by Mellon Bank Corporation, Boston Group Holdings, Inc. and
     The Boston Company, Inc. with the Securities and Exchange Commission on
     February 4, 1999.

(4) Mellon Bank Corporation has sole voting power over 998,350 shares and sole dispositive power over 1,007,650 shares. Mellon Bank Corporation is the beneficial owner of these shares due to its direct or indirect ownership of certain entities, including without limitation Boston Group Holdings, Inc.
     and The Boston Company, Inc., which are the beneficial and record owners, respectively, of shares of the Company's common stock.

(5) Boston Group Holdings, Inc. has sole voting power over 707,250 shares and sole dispositive power over 716,550 shares. Boston Group Holdings, Inc. is the beneficial owner of these shares due to its ownership of The Boston
     Company, Inc., the record owner of the shares. These shares are also included in the shares beneficially owned by Mellon Bank Corporation.

(6) The Boston Company, Inc. has sole voting power over 707,250 shares and sole dispositive power over 716,550 shares. The shares are also included in the shares beneficially owned by Mellon Bank Corporation and Boston Group
     Holdings, Inc.

(7) Includes options to purchase 68,749 shares of Common Stock that are exercisable within 60 days after September 20, 1999 and excludes options to purchase 31,251 shares of Common Stock not exercisable within 60 days after September 20, 1999.

(8) Includes options to purchase 35,260 shares of Common Stock that are exercisable within 60 days after September 20, 1999 and excludes options to purchase 54,740 shares of Common Stock not exercisable within 60 days after September 20, 1999.

(9) Includes options to purchase 31,250 shares of Common Stock that are exercisable within 60 days after September 20, 1999 and excludes options to purchase 93,750 shares of Common Stock not exercisable within 60 days after September 20, 1999.

                                       3

(10) Includes options to purchase 31,250 shares of Common Stock that are exercisable within 60 days after September 20, 1999 and excludes options to purchase 153,750 shares of Common Stock not exercisable within 60 days after September 20, 1999.

(11) Includes options to purchase 3,333 shares of Common Stock that are exercisable within 60 days after September 20, 1999. Excludes options to purchase 6,667 shares of Common Stock not exercisable within 60 days after September 20, 1999.

(12) Includes options to purchase 14,999 shares of Common Stock that are exercisable within 60 days after September 20, 1999. Excludes options to purchase 10,001 shares of Common Stock not exercisable within 60 days after September 20, 1999.

(13) Includes options to purchase 21,666 shares of Common Stock that are exercisable within 60 days after September 20, 1999. Excludes options to purchase 3,334 shares of Common Stock not exercisable within 60 days after September 20, 1999.

(14) Includes options to purchase 4,999 shares of Common Stock that are exercisable within 60 days after September 20, 1999. Excludes options to purchase 10,0001 shares of Common Stock not exercisable within 60 days after September 20, 1999.

(15) Includes options to purchase 332,756 shares of Common Stock that are exercisable within 60 days after September 20, 1999. Excludes options to purchase 464,744 shares of Common Stock not exercisable within 60 days after September 20, 1999.


                        PROPOSAL 1: ELECTION OF DIRECTORS

     The directors of the Company are elected at the Annual Meeting to serve until their successors are elected and qualified. Each nominee is now serving as a director of the Company. If a quorum of shareholders is present at the Annual Meeting, the six nominees for election as directors who receive the greatest number of votes cast at the meeting will be elected directors. Abstentions and broker non-votes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees named below. If any of the nominees for director at the Annual Meeting becomes unavailable for election for any reason, the proxy holders will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes. The following table briefly describes the Company's nominees for directors.

                                                                     DIRECTOR
NAME, PRINCIPAL OCCUPATION, AND OTHER DIRECTORSHIPS      AGE          SINCE
---------------------------------------------------      ---         --------
ROBERT L. PRAEGITZER founded the Company in 1981          68           1981
and has been its Chief Executive Officer and Chairman
of the Board since that time, and was the President
from the founding until January 1998.  He was also
the founder and President of Praegitzer Design
Incorporated, which merged into the Company in 1995,
and Praegitzer Property Group, the assets of which
were acquired by the Company in 1996.

MATTHEW J. BERGERON joined the Company in 1990 as         36           1995
Chief Financial Officer. He became Senior Vice
President in 1993, a director in November 1995,
Executive Vice President and Chief Operating
Officer in April 1997 and President and Chief
Operating Officer in January 1998. Prior to joining
the Company, Mr. Bergeron was an accountant at
Johnson & Shute P.S., a public accounting firm.

DANIEL J. BARNETT joined the Company as Senior Vice       48           1996
President and a director in August 1996 in
connection with the merger of Trend Circuits, Inc.
("Trend")into the Company.  On May 29, 1998,
Mr. Barnett terminated his employment with
the Company.  Prior to the merger, Mr. Barnett was
the president of Trend.  Mr. Barnett served as the
president of Trend from 1992 until August 1996.

Theodore L. STEBBINS is the Managing Director of          58           1996
Adams, Harkness & Hill, Inc. ("Adams Harkness"),
an investment banking firm, and was appointed
to the Board of Directors of the Company in May 1996.
The Company has retained Adams Harkness to
provide financial advisory services related
to strategic alternatives.  Under this
arrangement, Adams Harkness is entitled to
receive a fee based on the value of the transaction
(as defined).  The fee is not payable until a
transaction is consummated.  As of the date
of this proxy statement, the Company has no
understandings, commitments or agreements for
any transaction that would require a payment
under this arrangement.

MERRILL A. MCPEAK joined the Company as a director        63           1997
in April 1997.  He is a retired general of the United
States Air Force.  He served as Chief of Staff of
the Air Force from October 1990 to October 1994.
He is Chairman of the Board and a Director of ECC
International, and serves on the boards of four
other publicly traded companies: Tektronix Inc.,

                                       5

Thrustmaster Inc., Trans World Airlines, and
Western Power and Equipment.

Gordon B. Kuenster joined the Company as a director       66           1997
in November 1997.  He is founder and Chief Executive
Officer of Seattle Sight Systems, Inc.,
a manufacturer of application-specific high
resolution computer displays.  He founded Seattle
Sight Systems, Inc. in 1996 and is presently
serving as Chief Executive Officer.  Mr. Kuenster
was founder and Chief Executive Officer of Virtual
Vision, Inc. from 1991 to 1994 and Virtual
Image Displays, Inc. from 1994 to 1996.


BOARD MEETINGS AND COMMITTEES

     The Board of Directors met four times in the fiscal year ended June 30, 1999 ("fiscal 1999"). No director attended fewer than 75 percent of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during fiscal 1999. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Company does not have a Nominating Committee.

     The Audit Committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of audits, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and nonaudit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists of General McPeak, Mr. Stebbins and Mr. Kuenster and met four times in fiscal 1999. The Compensation Committee determines compensation for the Company's executive officers, and administers the Company's 1995 Stock Incentive Plan and the Company's Employee Stock Purchase Plan. The Compensation Committee consists of Mr. Kuenster, General McPeak and Mr. Stebbins and met four times in fiscal 1999.


COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. They also receive, in cash, an annual retainer fee of $10,000 in quarterly installments along with $1,000 for each board meeting attended. In addition, each individual who becomes a nonemployee director of the Company receives a non-statutory option to purchase 10,000 shares of Common Stock when the individual becomes a director, and each nonemployee director of the Company is automatically granted an annual non-discretionary, non-statutory option to purchase 5,000 shares of Common Stock upon re-election. Members of the Audit and Compensation Committees are each entitled to $500 per committee meeting they attend and the chairman of both committees is entitled to an annual cash payment of $1,000.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation paid by the Company with respect to the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers whose annual compensation exceeded $100,000.

                                                              Annual Compensation                Long-Term Compensation
                                                       ----------------------------------     ---------------------------
                                                        Fiscal                                Options        All Other
Name and Principal Position                               Year        Salary        Bonus     Granted    Compensation (1)
------------------------------------------------------ -------     ---------      -------     -------    ----------------

Robert L. Praegitzer                                      1997     $ 274,999            0     125,000          9,640
  Chief Executive Officer                                 1998     $ 300,000            0           0          9,640
                                                          1999     $ 300,000            0           0          9,640

Matthew J. Bergeron                                       1997     $ 149,999            0      25,000          4,983
  President and Chief Operating Officer                   1998     $ 199,423            0      25,000          4,983
                                                          1999     $ 200,000            0           0          4,983

Robert J. Versiackas                                      1997     $ 141,731            0      16,043              0
  Senior Vice President of Operations                     1998     $ 199,892            0      58,957              0
                                                          1999     $ 185,000            0      15,000              0

James M. Buchanan(2)                                      1997            --           --          --             --
  Senior Vice President of Sales                          1998     $  35,577            0     125,000        $ 1,615
   and Marketing                                          1999     $ 185,000            0      20,000        $ 8,400

Gregory L. Lucas(3)                                       1997     $   7,115            0      50,000              0
  Senior Vice President of Technology                     1998     $ 181,442            0      25,000              0
                                                          1999     $ 185,000            0      20,000              0

--------------

(1) Consists of car allowances
(2) Mr. Buchanan commenced employment with the Company on April 13, 1998.
(3) Mr. Lucas commenced employment with the Company on June 16, 1997.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding stock options granted in fiscal 1999 to the executive officers named in the Summary Compensation Table.

                                                                                          Potential Realizable
                                                                                              Value at Assumed
                                                 Percentage                                    Annual Rates of
                                    Number of    of Options                                        Stock Price
                                       Shares    Granted to                                   Appreciation for
                                   Underlying     Employees    Exercise                        Option Term (1)
                                      Options     in Fiscal   Price per   Expiration   -----------------------------
Name                                  Granted          Year       Share         Date         5%             10%
---------------------------------  ----------    ----------   ---------   ----------   -------------   -------------
Robert L. Praegitzer                        0            --          --           --              --              --
Matthew J. Bergeron                         0            --          --           --              --              --
Robert J. Versiackas                   15,000(2)       3.45%    $ 5.344      4/16/09        $ 50,412       $ 127,754
James M. Buchanan                      20,000(2)       4.60%    $ 5.344      4/16/09        $ 67,216       $ 170,339
Gregory L. Lucas                       20,000(2)       4.60%    $ 5.344      4/16/09        $ 67,216       $ 170,339

--------------

(1) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed compounded rates of annual stock price appreciation of 5 percent and 10 percent from the date the options were granted over the option term.

(2)  These options become exercisable April 16, 2000.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table indicates for all executive officers named in the Summary Compensation Table (i) stock options exercised during fiscal 1999, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of June 30, 1999, and (iii) the value of "in-the-money" options, which represents the positive spread between the exercise price of existing stock options and the year-end price of the Common Stock.

                                                                   Number of Shares              Value of Unexercised
                                                             Subject to Unexercised              In-the-Money Options
                            Number of                    Options at Fiscal Year-End            at Fiscal Year-End (1)
                      Shares Acquired         Value   -----------------------------     -----------------------------
Name                      on Exercise      Realized    Exercisable    Unexercisable     Exercisable     Unexercisable
--------------------  ---------------   -----------   ------------    -------------     ------------    -------------
Robert L. Praegitzer               --            --         62,500           62,500             $  0         $      0
Matthew J. Bergeron                --            --         56,250           43,750             $  0         $      0
Robert J. Versiackas               --            --         22,760           67,240             $  0         $  8,910
James M. Buchanan                  --            --         31,250          113,750             $  0         $ 11,880
Gregory L. Lucas                   --            --         31,250           63,750             $  0         $ 11,880

--------------

(1)  Based on last sale price of $5.938 per share on June 30, 1999.

EMPLOYMENT ARRANGEMENTS

     In November 1995 the Company entered into an employment agreement with Robert L. Praegitzer, providing an annual base salary of $250,000 with increases over time, and eligibility for bonuses and other Company benefits. Mr. Praegitzer's employment agreement is of an indefinite duration.

     In August 1996, the Company entered into employment agreement with Robert
J. Versiackas providing for annual base salary of $130,000 with eligibility for bonuses and other Company benefits. If at the end of each quarter during the first two years of this Agreement the total salary and bonus paid to Mr. Versiackas is less than an annualized rate of $165,000, the Company shall pay Mr. Versiackas an amount equal to the difference. Additionally, Mr. Versiackas received options to acquire 16,043 shares of Common Stock at a price of $13.125 per share. Upon termination, Mr. Versiackas is entitled to all payments customary under Company policies. The agreement with Mr. Versiackas may be terminated by either party with or without cause upon thirty (30) days written notice (or, in the case of termination by the Company, with payment of sixty
(60) days of base compensation in lieu of thirty (30) days notice).

     Mr. Versiackas has also entered into an agreement with the Company restricting his ability to compete with the Company until two years after termination of his employment and prohibiting disclosure of confidential information and solicitation of the Company's customers or employees.

     In addition, in April 1999 Mr. Versiackas entered into an agreement with the Company which provides that, upon a change of control of the Company, if Mr. Versiackas' employment is terminated within one year after the change of control, Mr. Versiackas' stock options will become fully exercisable, unless the change in control transaction would otherwise be accounted for under the pooling of interest method. In addition, if Mr. Versiackas' employment is terminated other than for cause within 12 months of a change of control, he will be entitled to receive an amount equal to 6 months of his base salary within 30 days of termination.

     In March 1998 the Company entered into an agreement with James M. Buchanan, the Company's Senior Vice President of Sales and Marketing, providing for an annual base salary of $185,000 with eligibility for bonuses and other Company benefits.

     Mr. Buchanan has also entered into an agreement with the Company in the event of a change of control. The agreement provides that, upon a change of control of the Company, if Mr. Buchanan's employment is terminated within one year after the change of control, Mr. Buchanan's stock options will become fully exercisable, unless the change in control transaction would otherwise be accounted for under the pooling of interest method. In addition, if Mr. Buchanan's employment is terminated other than for cause within 12 months of a change of control, he will be entitled to receive an amount equal to 18 months of his base salary within 30 days of termination, insurance coverage and car allowance for 18 months following termination.

     In December 1998 the Company entered into a Stock Purchase Agreement with Matthew J. Bergeron, the Company's President and Chief Operating Officer, pursuant to which the Company sold Mr. Bergeron 100,000 unregistered shares of its common stock at fair market value. Due to the restrictions on transfer of the shares, the agreement provided that the fair market value of the shares would be 75% of the public market price of the Company's common stock as quoted on the Nasdaq National Market System. On December 22, 1998, the date on which the purchase price for the shares was established, the closing market price for the Company's common stock was $6.9375 per share. Accordingly, the purchase price for the shares was $520,350. Under the terms of the agreement, Mr. Bergeron must pay the Company the entire purchase price, without interest, on or before January 1, 2006. The Company agreed to indemnify Mr. Bergeron for any state or federal income tax liability for which he may become liable on account of interest imputed on the deferred payment of the purchase price. Mr. Bergeron has the option to require the Company to repurchase the shares from him during January 2006 for $420,312.50. This transaction closed February 18, 1999.

     Mr. Bergeron has also entered into an agreement with the Company in the event of a change of control. The agreement provides that, upon a change of control of the Company, if Mr. Bergeron's employment is terminated within one year after the change of control, Mr. Bergeron's stock options will become fully exercisable, unless the change in control transaction would otherwise be accounted for under the pooling of interest method. In addition, if Mr. Bergeron's employment is terminated other than for cause within 12 months of a change of control, he will be entitled to receive an amount equal to 6 months of his base salary within 30 days of termination.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has leased its Dallas warehouse facility from Robert L. Praegitzer, with the lease payments totaling $160,800 for the year end June 30, 1999. The lease rates for the warehouse facility were determined by Mr. Praegitzer, who was the sole shareholder of the Company at the time of determination. The Board of Directors of the Company unanimously concluded that these rates were comparable to rates that could have been obtained from an independent party.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation committee consists of three directors and, pursuant to authority delegated by the Board of Directors, determines and administers the compensation of the Company's executive officers. In setting the compensation for the executive officers other than the Chief Executive Officer, the Compensation Committee works closely with the Chief Executive Officer, who makes specific recommendations to the committee concerning compensation for each of the other executive officers. Although the Board of Directors has granted the Compensation Committee full authority to set executive compensation, in practice the decisions of the Compensation Committee are usually reported as recommendations to the full Board of Directors, which has in the past generally approved the recommendations.

     Internal Revenue Code Section 162(m), limits to $1,000,000 per person the annual amount that the Company may deduct for compensation paid to any of its most highly compensated officers. Generally the levels of salary and bonus paid by the Company do not exceed this limit. However, upon the exercise of nonstatutory stock options, the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is the Company's current policy generally to grant options that meet those requirements.

COMPENSATION PRINCIPLES

     Executive compensation is based on several general principles, which are summarized below:

     - Provide competitive total compensation that enables the Company to attract and retain key executives.

     -    Link corporate and individual performance to compensation.

     - Encourage long-term success and align shareholder interests with management interests by giving executives the opportunity to acquire stock in the Company.

     -    Reward initiative.

COMPENSATION COMPONENTS

     The primary components of the Company's executive officer compensation program are base salary, annual incentive arrangements and long-term incentive compensation in the form of stock options.

     BASE SALARY. Executive officer base salaries for fiscal 1999 were established by the Compensation Committee, to provide salary levels appropriate for the responsibilities of the executive officers of the Company. In determining salaries, the Compensation Committee took into account individual experience, job responsibility and individual performance. No specific weight was attached to these factors in establishing base salaries. For fiscal 2000 and future years, the Company will continue to establish base salary levels for the Company's executive officers that are competitive with those established by companies of similar size in the electronics industry. When determining salaries, the Compensation Committee will also take into account individual experience levels, job responsibility and individual performance. Each executive officer's salary will be reviewed annually, and increases to base salary will be made to reflect competitive market increases and the individual factors described above.

     STOCK OPTIONS. The Company's 1995 Stock Incentive Plan (the "Plan") is intended as a long-term incentive plan for executive officers, managers and other key employees of the Company. The objectives of the Plan are to align employee and shareholder long-term interests by creating a direct link between compensation and shareholder value. The Compensation Committee administers the Plan and recommends to the full Board of Directors awards of stock options to executive officers and other employees of the Company. Options granted under the Plan generally have been granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Fair market value is established by the Board of Directors, upon recommendation of the Compensation Committee, as the closing price as reported on the Nasdaq National Market on the date of grant. Options generally become exercisable over a four-year period with 25% of the options exercisable at the end of each year from date of grant. Stock options generally have a ten-year term, but terminate earlier if employment is terminated. Initial option grants to executive officers depend upon the level of responsibility and position, and subsequent grants are made based on the Compensation Committee's subjective assessment of performance, among other factors. In fiscal 1999 the Board of Directors, upon recommendation of the Compensation Committee, made the following option grants of Company Common Stock under the Plan to executive officers of the Company: Robert J. Versiackas - 15,000 shares; Gregory L. Lucas - 20,000 shares; James M. Buchanan - 20,000; Robert G. Schmelzer - 15,000 shares; William J. Thale - 15,000 shares; and Scott
D. Gilbert - 7,500 shares . The Compensation Committee expects that in the future, if additional grants are made, consideration will be given to the number of options granted in the past and the exercise price of such grants.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee and the Board of Directors set Mr. Praegitzer's compensation for fiscal 1999. They employed the same criteria that the Compensation Committee used to set compensation for the other executive officers. The Compensation Committee and the Board of Directors reviewed the data within the electronics industry and similar size firms. They based Mr. Praegitzer's salary on their findings of other executives with his level of experience, and recognized Mr. Praegitzer's individual performance and important contributions to the Company's increased revenue and earnings growth.

                                       COMPENSATION COMMITTEE MEMBERS


                                       Gordon B. Kuenster
                                       Theodore L. Stebbins
                                       Merrill A. McPeak

                                PERFORMANCE GRAPH

     Set forth below is a graph that compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite U.S. Index and a peer group of companies in the Company's industry (SIC 3672) over the period indicated (assuming the investment of $100 in the Company's Common Stock on April 4, 1996, the date of the Company's initial public offering, and reinvestment of any dividends). In accordance with guidelines of the SEC, the stockholder return for each entity in the peer group index have been weighted on the basis of market capitalization as of each monthly measurement date set forth on the graph.


                COMPARISON OF 39 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG PRAEGITZER INDUSTRIES, INC.,
             THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

[Graphic line chart omitted.]

                                           Cumulative Total Returns
                                    --------------------------------------
                                    04/04/1996   6/96   6/97   6/98   6/99
                                    ----------   ----   ----   ----   ----
Praegitzer Industries, Inc.                100    113    117     61     63
Peer Group                                 100     89    176    166    406
Nasdaq Stock Market (U.S.)                 100    106    129    170    244

*  $100 INVESTED ON 4/4/96 IN STOCK OR INDEX
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDEING JUNE 30.

                             INDEPENDENT ACCOUNTANTS

     Representatives of Deloitte & Touche LLP will be at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement but will have the opportunity to make a statement if they wish.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and beneficial owners of more than 10 percent of the Common Stock are required by the SEC regulation to furnish the Company with copies of all section 16(a)reports they file. Based solely on a review of such reports received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all section 16(a) filing requirements applicable to its executive officers and directors have been complied with except a Form 3 was not timely filed by Robert
G. Schmelzer.


                             DISCRETIONARY AUTHORITY

     For this year's Annual Meeting of Shareholders, if notice of a shareholder proposal to be raised at the Annual Meeting of Shareholders was received at the principal executive offices of the Company after August 23, 1999, proxy voting on that proposal when and if raised at the Annual Meeting will be subject to the discretionary voting authority of the designated proxy holders. For the 2000 Annual Meeting of Shareholders, if notice of a shareholder proposal to be raised at the Meeting is received at the principal executive offices of the Company after September 10, 2000, proxy voting on that proposal when and if raised at the Annual Meeting will be subject to the discretionary voting authority of the designated proxy holders.


                              SHAREHOLDER PROPOSALS

    Any shareholder proposals to be considered for inclusion in proxy material for the Company's 2000 annual meeting must be received at the principal executive office of the Company no later than June 27, 2000.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Robert L. Praegitzer
                                       CHIEF EXECUTIVE OFFICER AND
                                       CHAIRMAN OF THE BOARD

Tualatin, Oregon
October 25, 1999

                           PRAEGITZER INDUSTRIES, INC.
                        Annual Meeting, November 5, 1999

                                   -----------

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

     The undersigned hereby appoints Robert L. Praegitzer and Matthew J. Bergeron, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of Praegitzer Industries, Inc. (the "Company") on November 5, 1999 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1. Election of        FOR all nominees               WITHHOLD AUTHORITY to vote
   Directors:         except as marked to the        for all nominees listed
                      contrary below. [ ]            below.  [ ]

(Instructions: To withhold authority to vote for any individual, strike a line through the nominee's name below.)

Robert L. Praegitzer, Matthew J. Bergeron, Daniel J. Barnett
Theodore L. Stebbins, Merrill A. McPeak, Gordon B. Kuenster


2. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

                 (Continued and to be signed on the other side.)

     The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of directors. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

Shares:

                                                  Date:___________________, 1999

                                                  ______________________________
                                                  Signature or Signatures

                                                  Please date and sign as name
                                                  is imprinted hereon, including
                                                  designation as executor,
                                                  trustee, etc., if applicable.
                                                  A corporation must sign its
                                                  name by the president or other
                                                  authorized officer.

                                                  The Annual Meeting of
                                                  Shareholders of Praegitzer
                                                  Industries, Inc. will be held
                                                  on November 5, 1999 at 2:00
                                                  p.m., Pacific Time, at The
                                                  Governor Hotel, 611 S.W. Tenth
                                                  at Alder, Portland, Oregon.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself; the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.